Exhibit 99.1

Contact:

Paul Vassilakos

Triplecrown Acquisition Corp.

(212) 521-4398

FOR IMMEDIATE RELEASE

TRIPLECROWN ACQUISITION CORP.

AMENDS BYLAWS

Jackson, Wyoming, May 13, 2009 – Triplecrown Acquisition Corp. (NYSE AMEX: TCW.U, TCW, TCW.WS) announced today that its board of directors approved an amendment to the Company’s Bylaws fixing the number of directors that shall constitute the Board at eleven and requiring approval by the holders of at least 85% of the outstanding shares of common stock of the Company in order for stockholders to amend this provision at any time prior to consummation by the Company of a business combination (as described more fully in the Company’s final prospectus, dated October 22, 2007, relating to its initial public offering).

Triplecrown Acquisition Corp. is a blank check company organized for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more operating businesses in the financial services industry.

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